Exhibit 10.7

SECOND LIEN GUARANTY AND SECURITY AGREEMENT

Dated as of May 27, 2011

among

GUNDLE/SLT ENVIRONMENTAL, INC.

and

Each Other Grantor
From Time to Time Party Hereto

and

JEFFERIES FINANCE LLC,
as Agent

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TABLE OF CONTENTS

(continued)

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ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

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SECOND LIEN GUARANTY AND SECURITY AGREEMENT, dated as of May 27, 2011 (this “Agreement”), by Gundle/SLT Environmental, Inc., a Delaware corporation (the “Borrower”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (such entities, together with the Borrower, the “Grantors”), in favor of Jefferies Finance LLC (“Jefferies Finance”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Lenders and each other Secured Party (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Second Lien Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented and/or modified from time to time, the “Credit Agreement”) among the Borrower, Holdings, the other Persons party thereto as Credit Parties, the Lenders from time to time party thereto and Jefferies Finance, as Agent for the Lenders and each other Secured Party, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Borrower) has agreed to guaranty the Obligations (as defined in the Credit Agreement) of the Borrower;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent;

WHEREAS, pursuant to the First Lien Credit Agreement and the other First Lien Indebtedness Documents, the First Lien Lenders and the other First Lien Secured Parties have extended, and may hereafter extend, credit to the Borrower and the other Grantors; and

WHEREAS, each Grantor is concurrently granting to the First Lien Agent, for the benefit of the First Lien Secured Parties, a first priority security interest in the Collateral (it being understood that the relative rights, remedies and priorities of the Secured Parties and the First Lien Secured Parties in respect of the Collateral are governed by the Intercreditor Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1                                      Definitions.  (a) Capital terms used herein without definition are used as defined in the Credit Agreement.

(b)                           The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined):  “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)                            The following terms shall have the following meanings:

“Agreement” means this Second Lien Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement, other than accounts established to cash collateralize L/C Reimbursement Obligations.

“Collateral” has the meaning specified in Section 3.1.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

“Excluded Accounts” means (i) any payroll account so long as amounts on deposit therein do not exceed the reasonably estimated payroll obligations of such Person, (ii) any withholding tax and fiduciary accounts and (iii) any petty cash deposit accounts maintained at a financial institution for which a Control Agreement has not otherwise been obtained, so long as, with respect to this clause (iii), the aggregate amount on deposit in each such petty cash account does not exceed $25,000 at any one time and the aggregate amount on deposit in all such petty cash accounts does not exceed $250,000 at any one time.

“Excluded Equity” means (a) any voting stock in excess of 65% of the outstanding voting stock of any First-Tier Foreign Subsidiary and any Excluded Subsidiary of the type described in clause (v) of the definition thereof, which, pursuant to the terms of the Credit Agreement, is not required to guaranty the Obligations and (b) any equity interests in partnerships and joint ventures and other entities that, in each case, are not Subsidiaries of the Borrower to the extent that such equity interests may not be pledged without the consent of one or more third parties (other than Holdings or any of its Subsidiaries or Affiliates) after giving effect to the applicable anti-assignment provisions of the UCC or any other Requirement of Law.  For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

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“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, license, any Contractual Obligation or other general intangible, Intellectual Property or franchise in connection with which any Grantor has any right, title to or interest (A) that prohibits or requires the consent of any Person other than a Grantor or any of its Subsidiaries or Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or any Contractual Obligation or other general intangible, Intellectual Property or franchise or any Stock or Stock Equivalent related thereto, (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, the Bankruptcy Code or any other Requirement of Law, or (C) the grant of a security interest in such permit, license, Contractual Obligation, general intangible, Intellectual Property or franchise would result in the loss of rights thereon or create a default thereunder, (iii) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor or any of its Subsidiaries or Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment, and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than the Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“In-Transit Collateral” has the meaning set forth in Section 4.4.

“Loan Documents” means the Loan Documents (as defined in the Credit Agreement).

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Pledge Amendment” has the meaning set forth in Section 8.6(b).

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of

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property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5.  Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein.  Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.  Pledged Investment Property excludes Excluded Equity and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated.  Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10.

“Secured Obligations” has the meaning set forth in Section 3.2.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“transferable records” has the meaning set forth in Section 5.6(c).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Agent’s or any other Secured Party’s security interest in any Collateral is governed by the

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Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

Section 1.2                                      Certain Other Terms.

(a)                            The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement.  References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement.  Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)                           Other Interpretive Provisions.

(i)                                     Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii)                                  The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)                               Certain Common Terms.  The term “including” is not limiting and means “including without limitation.”

(iv)                              Performance; Time.  Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”  If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v)                                 Contracts.  Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

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(vi)                              Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

Section 2.1                                      Guaranty.  To induce the Lenders to make the Loans to or for the benefit of the Borrower, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”).  This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2                                      Limitation of Guaranty.  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such  Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of the Bankruptcy Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”).  Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3                                      Contribution.  To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower and Holdings) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4                                      Authorization; Other Agreements.  The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

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(a)                            (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)                           apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)                            refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)                           (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)                            settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5                                      Guaranty Absolute and Unconditional.  Each Guarantor hereby waives to the fullest extent permitted by law, and agrees not to assert, any defense (other than a defense of payment), whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Agent):

(a)                            the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)                           the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)                            the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)                            any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any

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of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)                            any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence and during the continuance of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f)                              any other defense (other than payment), setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any other Subsidiary of the Borrower, in each case other than the payment in full of the Guaranteed Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

Section 2.6                                      Waivers.  Each Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, any claim, defense (other than payment), setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following:  (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor.  Each Guarantor further unconditionally and irrevocably agrees, so long as any Commitment or Obligations remain outstanding not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense (other than payment), setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor.  No obligation of any Guarantor hereunder shall be discharged in full other than by complete performance.

Section 2.7                                      Reliance.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential

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or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1                                      Collateral.  For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)                            all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations (in each case, as defined in the UCC) related to any of the foregoing;

(b)                           the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Agent pursuant to Section 5.9;

(c)                            all books and records pertaining to the other property described in this Section 3.1;

(d)                           all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)                            all cash, Cash Equivalents and other items deposited in, or credited to, any deposit account or securities account;

(f)                              all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(g)                           to the extent not otherwise included, all proceeds of the foregoing; provided, that “Collateral” shall not include any Excluded Property (other than proceeds thereof unless such proceeds independently constitute Excluded Property).

Section 3.2                                      Grant of Security Interest in Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor in accordance with the terms of the Loan Documents (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein.

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Notwithstanding anything herein to the contrary, the security interest granted to the Secured Parties pursuant to this Agreement in the Collateral and the exercise of any right or remedy by the Secured Parties pursuant to this Agreement in respect of the Collateral shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect, and without limiting the foregoing, the Agent on behalf of itself and the Secured Parties hereby acknowledges and agrees (and the Secured Parties, by their acceptance of the benefits of this Agreement, hereby acknowledge and agree) that the security interest granted to the Secured Parties pursuant to this Agreement in the Collateral and their ability to exercise rights and remedies with respect thereto are expressly junior, subordinated and subject to the security interest granted to the First Lien Secured Parties in the Collateral and the rights and remedies provided to the First Lien Secured Parties with respect thereto as provided in the Intercreditor Agreement.  In the event of any conflict between the terms hereof and the terms of Intercreditor Agreement, the terms of the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.  In addition, to the extent that this Agreement requires the delivery of any Collateral to the Secured Parties at any time when the Intercreditor Agreement is in effect, such Collateral shall be delivered to the First Lien Agent to be held by the First Lien Agent as bailee for the Secured Parties pursuant to the terms of the Intercreditor Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders and the Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to the Agent, the Lenders and the other Secured Parties:

Section 4.1                                      Title; No Other Liens.  Except for the Lien granted to the Agent pursuant to this Agreement and other Permitted Liens under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens.  Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to grant a security interest in such rights in each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 4.2                                      Perfection and Priority.  The security interest granted pursuant to this Agreement, to the extent a security interest can be granted by a security agreement governed by New York law, constitutes a valid and continuing perfected security interest in favor of the Agent in all Collateral subject, for the following Collateral (to the extent any such item is Collateral and such steps are required herein), to the occurrence of the following:  (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Agent in completed and duly authorized form), (ii) with respect to any deposit account or securities account or commodities account (other than Excluded Accounts), the execution of Control Agreements, (iii) in the case of all U.S. registered Copyrights, U.S. registered Trademarks and U.S. issued Patents owned by a Grantor for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United

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States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Agent over such letter-of-credit rights to the extent required under Section 5.6, (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Agent over such electronic chattel paper to the extent required under Section 5.6, and (vi) in the case of commercial tort claims, the notice of such commercial tort claims pursuant to Section 5.9; provided however that no Grantor is making any representation or warranty as to the perfection of a security interest in unregistered Copyrights or other unregistered Intellectual Property or any “intent to use” Trademark applications for which a statement of use has not been filed.  Such security interest shall be prior to all other Liens on the Collateral described in the following clauses (i), (ii) and (iii), except for (x) Permitted Liens securing First Lien Indebtedness which have priority over the Agent’s Lien as provided in the Intercreditor Agreement and (y) other Permitted Liens having priority over the Agent’s Lien by operation of law or express written agreement of the Agent upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property to the extent required under Section 5.3 consisting of instruments and certificates, in each case properly endorsed for transfer to the Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property to the extent required under Section 5.3 and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) of such instruments and tangible chattel paper.  Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 4.3                                      Jurisdiction of Organization; Chief Executive Office.  Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 4.4                                      Locations of Inventory, Equipment and Books and Records.  On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit or on consignment in the Ordinary Course of Business, items out for repair, samples provided to customers or prospective customers in the Ordinary Course of Business), items out for repair, equipment in the possession of an employee or a processor in the Ordinary Course of Business and equipment in an aggregate amount not to exceed $2,000,000 (collectively, the “In-Transit Collateral”)) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

Section 4.5                                      Pledged Collateral.  (a) The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 5 (as such Schedule is deemed updated by each Pledge Amendment delivered hereunder) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5 and (ii) has been duly

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authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies, partnerships and, if such concepts are not applicable in the jurisdiction of organization of such Person, Foreign Subsidiaries).

(b)                                 As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) to the extent required by and in accordance with Section 5.3(a).

(c)                                  Upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled (subject to the terms of the Intercreditor Agreement) to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock; provided that the Agent may elect at its sole and absolute discretion to permit such Grantor to continue voting such Pledged Stock.

(d)                                 After all Events of Default have been cured or waived, each Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (c) above.

Section 4.6                                      Instruments and Tangible Chattel Paper Formerly Accounts.  No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent), properly endorsed in blank for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.7                                      Intellectual Property.

(a)                                  Schedule 6, as updated from time to time in accordance with the terms of this Agreement, sets forth a true and complete list of the following Intellectual Property such Grantor owns:  (i) Intellectual Property that is registered or subject to applications for registration, and (ii) Internet Domain Names, including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or patented or otherwise arises or in which an application for registration or patent has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.  Schedule 6, as updated from time to time in accordance with the terms of this Agreement, sets forth a true and complete list of all IP Licenses pursuant to which a Grantor is licensed Intellectual Property from a third party, other than licenses for commercially available off the shelf software which has not been substantially customized.

(b)                                 On the Closing Date, all registered Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired  and to the Knowledge of each such Grantor, valid and enforceable (subject to the effects of bankruptcy, insolvency,

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fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, generally, and general equitable principles (whether considered in a proceeding in equity or at law)), and no such registered Material Intellectual Property owned by such Grantor as set forth on Schedule 6 has been abandoned, except to the extent such abandonment will not and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Except as set forth on Schedule 6, the consummation of the transactions contemplated by the Loan Documents shall not cause any breach or default of any material IP License or limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property.  There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor (other than office actions issued in the ordinary course of prosecution of any pending application for patents or applications for registration of other Intellectual Property), except as could not reasonably be expected to have a Material Adverse Effect. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise materially impairing any Intellectual Property of such Grantor.  Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 4.8                                      Commercial Tort Claims.  The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted or threatened or whether litigation has been commenced for such claims) where such Grantor’s claim is in excess of $100,000 or its recovery thereunder could reasonably be expected to be greater than $100,000, are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.9                                      Specific Collateral.  None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.10                                Enforcement.  No Permit, notice to or filing with any Governmental Authority or any notice to or consent from any other Person is required (except for Permits or consents which have been obtained and notices or filings which have been made) for the exercise by the Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except pursuant to the Intercreditor Agreement and as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities (including, but not limited to, membership interests in a limited liability company) generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

ARTICLE V

COVENANTS

Each Grantor agrees with the Agent to the following, as long as any Obligation or Commitment remains outstanding (other than contingent indemnification obligations to the

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extent no claim giving rise thereto has been asserted) and, to the extent not inconsistent with (and subject to the terms and conditions of) the Intercreditor Agreement (including, without limitation, as to the receipt and application by any Secured Party of any Collateral and/or proceeds thereof or the exercise of any rights or remedies by any Secured Party with respect thereto):

Section 5.1                                      Maintenance of Perfected Security Interest; Further Documentation and Consents.  (a) Generally.  Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign, convey or transfer any Collateral, except (x) in the case of preceding clause (ii), the First Lien Indebtedness Documents and the Intercreditor Agreement and (y) in the case of preceding clauses (i) and (ii), if such violation or restriction could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)                           Except as otherwise permitted in the Loan Documents, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)                                  In addition to any statements, schedules or reports the Agent may request from time to time pursuant to the Credit Agreement, each Grantor shall, upon the reasonable request by the Agent, furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Agent may reasonably request in order to maintain and protect its interest hereunder, all in reasonable detail and in form and substance satisfactory to the Agent.

(d)                                 At any time and from time to time, upon the reasonable written request of the Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Agent may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the collateral assignment to or for the benefit of the Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts to the extent required hereby or under any other Loan Document.

(e)                            If reasonably requested by the Agent upon the occurrence and during the continuance of an Event of Default, the Grantor shall arrange for the Agent’s second priority security interest (and to the extent that the Intercreditor Agreement is no longer in effect, Agent’s first priority security interest) to be noted on the certificate of title of each owned

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Vehicle and shall file any other necessary documentation in each jurisdiction that the Agent shall deem advisable to perfect its security interests in any owned Vehicle.

(f)                                    Such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person other than a Grantor or any of its Subsidiaries and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2                                      Changes in Locations, Name, Etc.  Except upon 10 days’ prior written notice to the Agent and delivery to the Agent of (a) all documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)                                     permit any inventory or equipment with a value in excess of $2,000,000 in the aggregate to be kept at a location other than those listed on Schedule 4, except for the In Transit Collateral;

(ii)                                  change its jurisdiction of organization or its location (as defined in Section 9-307 of the UCC), in each case from that referred to in Section 4.3; or

(iii)                               change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3                                      Pledged Collateral.  (a) Closing Date Delivery of Pledged Collateral.  On the Closing Date, such Grantor shall (i) deliver to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent), in suitable form for transfer and in form and substance reasonably satisfactory to the Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b)                                 Post-Closing Delivery of Pledged Collateral.  After the Closing Date, if any Grantor acquires any Pledged Debt Instruments or certificates and instruments evidencing Pledged Investment Property having a value in excess of $100,000 individually or $250,000 in the aggregate, such Grantor shall promptly, and in any event within five (5) Business Days after acquiring such Collateral, deliver to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent), in suitable form for transfer and in form and substance reasonably satisfactory to the Agent, all such Collateral; provided, that each Grantor shall deliver to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) all securities, in suitable form for transfer and in form and substance reasonably satisfactory to the Agent, to the extent the issuer of such securities is a Subsidiary of such Grantor.  After the

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Closing Date, each Grantor shall maintain all other Pledged Investment Property in a Controlled Securities Account.

(c)                            Event of Default.  During the continuance of an Event of Default (but subject to the terms and conditions of the Intercreditor Agreement), the Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(d)                           Cash Distributions with respect to Pledged Collateral.  Except as provided in Article VI and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(e)                            Voting Rights.  Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral in any material respect or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 5.4                                      Accounts.

(a)                            Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)                           So long as an Event of Default is continuing (but subject to the terms and conditions of the Intercreditor Agreement), the Agent shall have the right to make test verifications of the accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Agent may reasonably require in connection therewith.

Section 5.5                                      Commodity Contracts.  Such Grantor shall not have any commodity contract unless such commodity contract is subject to a Control Agreement.

Section 5.6                                      Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.  (a) If any amount in excess of $100,000 individually or $250,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) and other than items deposited for collection, such Grantor shall mark all such instruments and tangible chattel paper with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of Jefferies Finance

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LLC, as Agent” and, at the request of the Agent, shall immediately deliver such instrument or tangible chattel paper to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent), duly indorsed in a manner satisfactory to the Agent.

(b)                           Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Agent and the First Lien Agent.

(c)                            If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $100,000 individually or $250,000 in the aggregate, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Agent thereof and use commercially reasonable efforts to enter into a Contractual Obligation with the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent), the issuer of such letter of credit or any nominated person with respect to an assignment of proceeds of such letter of credit.  Such Contractual Obligation shall collaterally assign the proceeds of such letter of credit to the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) and such collateral assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC).  Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account (but subject to the terms and conditions of the Intercreditor Agreement).  The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Agent.

(d)                           If any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall, at the request of the Agent, take all steps necessary to grant the Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7                                      Intellectual Property.  (a) Not less frequently than quarterly (as of the last day of each calendar quarter), each Grantor shall provide the Agent written notification of any change to Schedule 6 and the short-form intellectual property agreements and assignments as described in this Section 5.7 and other documents that the Agent reasonably requests with respect thereto.

(b)                           Such Grantor shall, in its reasonable business judgment, (i) (A) continue to use each Trademark included in the Material Intellectual Property to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least substantially the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law to the extent necessary to maintain such Trademark, (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement (subject to the

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qualifications set forth in Section 4.7) and (ii) not knowingly do any act or  knowingly omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may be invalidated, impaired or abandoned in any way, (x) any Patent included in the Material Intellectual Property may become invalidated, impaired, abandoned or dedicated to the public, (y) any portion of the registered Copyrights included in the Material Intellectual Property may become invalidated, impaired, abandoned or dedicated to the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c)                                  Such Grantor shall notify the Agent promptly if it has actual knowledge that any application or registration relating to any Material Intellectual Property owned by such Grantor will be abandoned or dedicated to the public, or of any material adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).  Unless no longer deemed Material Intellectual Property in such Grantor’s reasonable business judgment, such Grantor shall take all actions that are necessary or reasonably requested by the Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation for Material Intellectual Property owned by such Grantor.

(d)                                 Such Grantor shall not knowingly do any act or knowingly omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person to the extent such act could reasonably be expected to result in a Material Adverse Effect.  In the event that, after the date hereof, any Material Intellectual Property owned by such Grantor, to the knowledge of such Grantor is or has been infringed, misappropriated or diluted by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including, if appropriate in the exercise of its reasonable business judgment, promptly bringing suit and recovering all damages therefor.

(e)                                  Such Grantor shall execute and deliver to the Agent in form and substance reasonably acceptable to the Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all U.S. registered Copyrights, U.S. registered Trademarks and U.S. issued Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by the Agent).

Section 5.8                                      Notices.  Except as otherwise provided in this Agreement, such Grantor shall promptly notify the Agent in writing of its acquisition of any interest hereafter in property with a value in excess of $1,000,000 in the aggregate for all Grantors that is of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.9                                      Notice of Commercial Tort Claims.  Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim where such Grantor’s claim is in excess of

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$100,000 or its recovery thereunder could reasonably be expected to be greater than $100,000 (whether from another Person or because such commercial tort claim shall have come into existence) and upon a Responsible Office becoming aware thereof, (i) such Grantor shall, promptly upon such acquisition, deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Agent, in each case in form and substance reasonably satisfactory to the Agent, any document, and take all other action, deemed by the Agent to be reasonably necessary to create, perfect and protect Agent’s Lien, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims.  Any supplement Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by the Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.10                                Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents, if any, in securities accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does not exceed $250,000 at any time.

Section 5.11                                Controlled Deposit Accounts. Except for Excluded Accounts, each Grantor shall enter into (and thereafter maintain) Control Agreements with respect to each Deposit Account.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1                                      Code and Other Remedies.  (a) UCC Remedies.  During the continuance of an Event of Default, the Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law (subject, in each case, to the terms and conditions of the Intercreditor Agreement).

(b)                                 Disposition of Collateral.  Without limiting the generality of the foregoing (but, in each case, subject to the terms and conditions of the Intercreditor Agreement), the Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or

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elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)                                  Management of the Collateral.  Each Grantor further agrees, that, during the continuance of any Event of Default (but, in each case, subject to the terms and conditions of the Intercreditor Agreement), (i) at the Agent’s request, it shall assemble the Collateral and make it available to the Agent at places that the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Agent is able to sell, assign, convey or transfer any Collateral, the Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent and (iv) the Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.  The Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Agent.

(d)                                 Application of Proceeds.  Subject, in each case, to the terms and conditions of the Intercreditor Agreement, the Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1 in such order as specified in Section 1.10(c) of the Credit Agreement to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by the Agent of any other amount required by the Intercreditor Agreement or any Requirement of Law, need the Agent account for the surplus, if any, to any Grantor.

(e)                                  Direct Obligation.  Neither the Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof.  All of the rights and remedies of the Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law (but, in each case, shall be subject to the terms and conditions of the Intercreditor Agreement).  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.  If any notice of a proposed

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sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(f)          Commercially Reasonable.  To the extent that applicable Requirements of Law impose duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent to do any of the following:

(i)            fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)           unless required by Requirements of Law, fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, for the collection or disposition of any Collateral;

(iii)          fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)          advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)           exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)          dispose of assets in wholesale rather than retail markets;

(vii)         disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)        purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of any Collateral or to provide to the Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against

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any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1.  Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(g)         IP Licenses.  For the purpose of enabling the Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Agent shall be lawfully entitled to exercise such rights and remedies (but, in each case, subject to the terms and conditions of the Intercreditor Agreement), each Grantor hereby grants to the Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property (with respect to Trademarks, subject to reasonable quality control in favor of such Grantor) now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software, in each case to the extent permitted by any applicable licenses covering such Software, used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2             Accounts and Payments in Respect of General Intangibles.  (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Agent at any time during the continuance of an Event of Default (but, in each case, subject to the terms and conditions of the Intercreditor Agreement), any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent, in a Cash Collateral Account, subject to withdrawal by the Agent as provided in Section 6.4.  Until so turned over, such payment shall be held by such Grantor in trust for the Agent, segregated from other funds of such Grantor.  Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)         At any time during the continuance of an Event of Default (but, in each case, subject to the terms and conditions of the Intercreditor Agreement):

(i)            each Grantor shall, upon the Agent’s request, deliver to the Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Agent and that payments in respect thereof shall be made directly to the Agent;

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(ii)           the Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible.  In addition, the Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)          each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Agent to ensure any Internet Domain Name is registered.

(c)         Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3             Pledged Collateral.  (a) Voting Rights.  During the continuance of an Event of Default, (but otherwise subject to the terms and conditions of the Intercreditor Agreement), upon notice by the Agent to the relevant Grantor or Grantors, the Agent or its nominee may exercise (i) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it and except for any act constituting gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision; provided, however, that the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided, further, that if and when any such Event of Default shall have been cured or waived, (i) such voting rights shall automatically revert to the applicable Grantor and (ii) the Agent, at the expense of the Grantors, shall execute such documents reasonably requested by Grantors to allow the owner of any equity interest to exercise any rights associated with such equity interest.

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(b)         Proxies.  In order to permit the Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default (but otherwise subject to the terms and conditions of the Intercreditor Agreement) and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c)         Authorization of Issuers.  Each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Agent.  The Agent hereby agrees that it shall not give any such instructions unless an Event of Default has occurred and is continuing (but, in each case, subject to the terms and conditions of the Intercreditor Agreement).

Section 6.4             Proceeds to be Turned over to and Held by Agent.  Unless otherwise expressly provided in the Credit Agreement, this Agreement or the Intercreditor Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Agent and the other Secured Parties, segregated from other funds of such Grantor, and to the extent required by the Credit Agreement, this Agreement or the Intercreditor Agreement, shall, promptly upon receipt by any Grantor, be turned over to the Agent in the exact form received (with any necessary endorsement).  All such proceeds of Collateral and any other proceeds of any Collateral received by the Agent in cash or Cash Equivalents shall be held by the Agent in a Cash Collateral Account.  All proceeds being held by the Agent in a Cash Collateral Account (or by such Grantor in trust for the Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5             Sale of Pledged Collateral.  (a)  Each Grantor recognizes that the Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or

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may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)         Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Agent and other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement or a defense of payment.  Each Grantor waives any and all rights of contribution or rights to exercise any subrogation rights upon the sale or disposition of all or any portion of the Pledged Collateral by Agent.

Section 6.6             Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

THE AGENT

Section 7.1             Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, upon the occurrence and during the continuance of any Event of Default, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing (in each case, to the extent not otherwise inconsistent with the Interercreditor Agreement):

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(i)            in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Agent may request to evidence, effect, publicize or record the Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv)          execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

(v)           (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Agent or as the Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes and do, at the Agent’s option, at any time or from time to time, all acts and things that the Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

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(vi)          If any Grantor fails to perform or comply with any Contractual Obligation contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b)         The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in subsection 1.3(c) of the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent within five (5) Business Days after demand (but otherwise subject to the terms of the Intercreditor Agreement).

(c)         Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1 and in accordance with the terms herein.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2             Authorization to File Financing Statements.  During the effectiveness of this Agreement, each Grantor authorizes the Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor, whether now existing or hereafter arising or acquired, including all proceeds thereof”; provided that, so long as no Event of Default has occurred and is continuing, prior to any filing or recordation of documents or instruments with respect to any Intellectual Property, Agent shall provide a copy of such proposed filing or recordation to the Borrower at least five (5) Business Days prior to such filing or recordation.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Each Grantor also hereby ratifies its authorization for the Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 7.3             Authority of Agent.  Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them (subject, however, to the terms and conditions of the Intercreditor Agreement), but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4             Duty; Obligations and Liabilities.  (a)  The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be

27

to deal with it in the same manner as the Agent deals with similar property for its own account.  The powers conferred on the Agent hereunder are solely to protect the Agent’s interest in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.  In addition, the Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Agent in good faith.

(b)         No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.  The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.

ARTICLE VIII

MISCELLANEOUS

Section 8.1             Reinstatement.  Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2             Release of Collateral.  (a) At the time provided in subsection 8.10(b)(iii) of the Credit Agreement, the Collateral shall automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such

28

termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  Each Grantor (or such Grantor’s designee) is hereby authorized to file UCC-3 amendments, termination statements and other documents, such as releases of security interest with the Applicable IP Office, at such time evidencing the termination of the Liens so released; provided, however, that in no event is any Grantor authorized to execute any instrument, agreement or document on behalf of Agent or any Lender to evidence such release pursuant to this Section 8.2.  At the request of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral of such Grantor held by the Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)         If the Agent shall be directed or permitted pursuant to subsection 8.10(b) of the Credit Agreement (or as otherwise permitted or required by the Intercreditor Agreement) to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection (or the Intercreditor Agreement, as the case may be).  In connection therewith, the Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c)         At the time provided in subsection 8.10(b) of the Credit Agreement, then, upon the request of the Borrower, unless as a condition to the consent of Agent and Lenders to such sale, if applicable, such Grantor is required to remain subject to this Agreement, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not a Credit Party, the Borrower and the Subsidiaries of the Borrower in a transaction permitted by the Loan Documents.

Section 8.3             Independent Obligations.  The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.  If any Secured Obligation or Guaranteed Obligation is not paid when due, or during the continuance of any Event of Default, the Agent may, at its sole election (but otherwise subject to the terms and conditions of the Intercreditor Agreement), proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4             No Waiver by Course of Conduct.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

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Section 8.5             Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement or as otherwise provided in the Intercreditor Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Agent and each Grantor directly affected thereby.

Section 8.6             Additional Grantors; Additional Pledged Collateral.  (a) Joinder Agreements.  If, at the option of the Borrower or as required pursuant to Section 4.12 of the Credit Agreement, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall promptly execute and deliver to the Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)         Pledge Amendments.  To the extent any Pledged Collateral which is otherwise required to be delivered hereunder and has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”).  Such Grantor authorizes the Agent to attach each Pledge Amendment to this Agreement.

Section 8.7             Notices.  All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in Section 9.2 of the Credit Agreement.

Section 8.8             Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

Section 8.9             Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10           Severability.  Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

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Section 8.11           Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (without regard to conflicts of law principles).

Section 8.12           Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.  EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SUBSECTIONS 9.18(b), (c) AND (d) OF THE CREDIT AGREEMENT.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

GEO HOLDINGS CORP.,
a Delaware corporation, as a
Grantor

By:	/s/ Charles Lowrey
Name:	Charles Lowrey
Title:	Vice President, and Chief Financial Officer_

GUNDLE/SLT ENVIRONMENTAL, INC.,
a Delaware corporation, as a
Grantor

By:	/s/ Charles Lowrey
Name:	Charles Lowrey
Title:	Vice President, and Chief Financial Officer_

GSE LINING TECHNOLOGY, LLC,
a Delaware corporation, as a
Grantor

By:	/s/ Charles Lowrey
Name:	Charles Lowrey
Title:	Vice President, and Chief Financial Officer_

Guaranty and Security Agreement

ACCEPTED AND AGREED
as of the date first above written:

JEFFERIES FINANCE LLC,
as Agent

By:	/s/ E. J. Hess
Name:	E. J. Hess
Title:	Managing Director

Guaranty and Security Agreement

ANNEX 1

TO

SECOND LIEN GUARANTY AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of                          , 20    , is delivered pursuant to Section 8.6 of the Second Lien Guaranty and Security Agreement, dated as of May 27, 2011, by Gundle/SLT Environmental, Inc., a Delaware corporation (the “Borrower”), the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors in favor of Jefferies Finance LLC, as Agent for the Secured Parties referred to therein (as the same may be modified from time to time, the “Second Lien Guaranty and Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Second Lien Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Second Lien Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Second Lien Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that, with respect to the Pledged Collateral listed on Annex 1—A to this Pledge Amendment, each of the representations and warranties contained in Sections 4.1, 4.2, 4.5 and 4.10 of the Second Lien Guaranty and Security Agreement is true and correct in all material respects and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

A1-1

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S)	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

JEFFERIES FINANCE LLC,
            as Agent

By:
Name:
Title:

A1-3

ANNEX 2

TO

SECOND LIEN GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                        , 20    , is delivered pursuant to Section 8.6 of the Second Lien Guaranty and Security Agreement, dated as of May 27, 2011, by Gundle/SLT Environmental, Inc., a Delaware corporation (the “Borrower”) and the Affiliates of the Borrower from time to time party thereto as Grantors in favor of the Jefferies Finance LLC, as Agent for the Secured Parties referred to therein (the “Second Lien Guaranty and Security Agreement”).  Capitalized terms used herein without definition are used as defined in the Second Lien Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Second Lien Guaranty and Security Agreement, hereby becomes a party to the Second Lien Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.  The undersigned hereby agrees to be bound as a Grantor for the purposes of the Second Lien Guaranty and Security Agreement.  During the effectiveness of the Second Lien Guaranty and Security Agreement, each Grantor authorizes the Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Agent reasonably determines appropriate to perfect the security interests of the Agent under the Second Lien Guaranty and Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor, whether now existing or hereafter arising or acquired, including all proceeds thereof”.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Second Lien Guaranty and Security Agreement.  By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Second Lien Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Second Lien Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Second Lien Guaranty and Security Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date.

A2-1

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

[EACH GRANTOR PLEDGING
ADDITIONAL COLLATERAL]

By:
Name:
Title:

JEFFERIES FINANCE LLC,
as Agent

By:
Name:
Title:

A2-3

ANNEX 3
TO
SECOND LIEN GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT(1)

THIS [COPYRIGHT] [PATENT] [TRADEMARK](2) SECURITY AGREEMENT, dated as of                        , 20     (this “Agreement”), is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Jefferies Finance LLC (“Jefferies Finance”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Lenders (as defined in the Credit Agreement referred to below) and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the Second Lien Credit Agreement, dated as of May 27, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gundle/SLT Environmental, Inc., a Delaware corporation (the “Borrower”), the other Credit Parties and the Lenders and Jefferies Finance, as Agent for the Lenders, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed, pursuant to a Second Lien Guaranty and Security Agreement of even date herewith in favor of the Agent (the “Second Lien Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of the Borrower; and

WHEREAS, all of the Grantors are party to the Second Lien Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Lenders and the Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agent as follows:

Section 1.               Defined Terms.  Capitalized terms used herein without definition are used as defined in the Second Lien Guaranty and Security Agreement.

Section 2.               Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (other than any Excluded Property, but only during such time that such Collateral actually constitutes Excluded Property) (the “[Copyright] [Patent] [Trademark] Collateral”):

(1)  Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

(2)  Select one term as appropriate.

A3-1

(a)         [all of its registered U.S. Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule I hereto;

(b)         all renewals, reversions and extensions of the foregoing; and

(c)         all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)   [all of its issued U.S. Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule I hereto;

(b)         all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)         all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)   [all of its registered U.S. Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule I hereto;

(b)         all renewals and extensions of the foregoing;

(c)         all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)         all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.               Second Lien Guaranty and Security Agreement.  The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Second Lien Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are

A3-2

more fully set forth in the Second Lien Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.               Grantor Remains Liable.  Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] subject to a security interest hereunder.

Section 5.               Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 6.               Termination.  This Agreement shall terminate concurrently with the termination of the Second Lien Guaranty and Security Agreement.

Section 7.               Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (without regard to conflicts of law principles).

Section 8.               Conflict with Other Agreements.  In the event of any conflict between this Agreement (or any portion thereof) and the Second Lien Guaranty and Security Agreement, the Second Lien Guaranty and Security Agreement shall prevail.

[SIGNATURE PAGES FOLLOW]

A3-3

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

JEFFERIES FINANCE LLC,
as Agent

By:
Name:
Title:

SCHEDULE I

TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.             REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.             [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.             IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

SCHEDULE 1

to

Guaranty and Security Agreement

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 2

to

Guaranty and Security Agreement

FILINGS

Filings/Filing Offices

Type of Filing(1)	Entity	Applicable Collateral Document Mortgage, Loan Agreement or Other	Jurisdictions
UCC-1	GEO Holdings Corp.	Loan Agreement	Delaware Secretary of State
UCC-1	Gundle/SLT Environmental, Inc.	Loan Agreement	Delaware Secretary of State
UCC-1	GSE Lining Technology, LLC	Loan Agreement	Delaware Secretary of State
IP Filing	GSE Lining Technology, LLC	Patent Security Agreement	U.S. Patent and Trademark Office
IP Filing	GSE Lining Technology, LLC	Trademark Security Agreement	U.S. Patent and Trademark Office

(1)          UCC-1 financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

SCHEDULE 3

to

Guaranty and Security Agreement

JURISDICTIONS OF ORGANIZATION; CHIEF EXECUTIVE OFFICE

Chief Executive Offices

Company/Subsidiary	Jurisdiction of Organization and Organizational ID	Address	County	State
Gundle/SLT Environmental, Inc.	Delaware 2099307	19103 Gundle Road, Houston, Texas 77073	Harris	Texas
GSE Lining Technology, LLC	Delaware 2318752	19103 Gundle Road, Houston, Texas 77073	Harris	Texas
GEO Holdings Corp.	Delaware 3745099	10 South Wacker Drive, Suite 3175, Chicago, Illinois 60606	Cook	Illinois

SCHEDULE 4

to

Guaranty and Security Agreement

LOCATION OF INVENTORY AND EQUIPMENT

In addition to the locations listed above in Schedule 3, the Grantors have the following business locations:

Other Places of Business

Company/Subsidiary	Address	County	State
GSE Lining Technology, LLC	1245 Eastland Avenue Kingstree, SC 29556	Williamsburg	South Carolina
GSE Lining Technology, LLC	3150 1st Avenue Spearfish, SD 57783	Lawrence	South Dakota
GSE Lining Technology, LLC	1101 California Avenue Suite 100 Corona, CA 92881	Riverside	California
GSE Lining Technology, LLC	ON581 W. Weaver Circle Geneva, IL 60134	Kane	Illinois
GSE Lining Technology, LLC	3918 Cassia Drive Orlando. FL 32828	Orange	Florida
GSE Lining Technology, LLC	179 Hwy 22 Suite 500 Madisonville, LA 70447	St. Tammany	Louisiana
GSE Lining Technology, LLC	5708 Renada Drive Crestwood, KY 40014	Oldham	Kentucky

The following bailees, warehouseman, similar parties and consignees hold inventory of the Grantors:

Name and Address of Party	Nature of Relationship	Owner of Inventory
C B Gear & Machine, Inc. 4232 Mooney Road Houston, Texas 77293	Warehouse	GSE Lining Technology, LLC
Loose Plastics, Inc. 3132 West Dale Road Beaverton, MI 48612	Manufacturing Facility	GSE Lining Technology, LLC
Gateway Expediting, Inc. 750 Industrial Drive Clare, MI 48617	Warehouse	GSE Lining Technology, LLC
P.F.I. Molding, Inc. 8777 Tally Hol #22 Houston, TX 77287	Warehouse	GSE Lining Technology, LLC

SCHEDULE 5

to

Guaranty and Security Agreement

PLEDGED COLLATERAL

Borrower / Subsidiary	Jurisdiction of Organization	Owner of outstanding Equity Interests and percentage of Equity Interests pledged
Gundle/SLT Environmental, Inc.	Delaware	GEO Holdings Corp. (100%)
GSE Lining Technology, LLC	Delaware	Gundle/SLT Environmental, Inc. (100%)
GSE International, Inc.	Delaware	Gundle/SLT Environmental, Inc. (65%)
GSE Lining Technology Chile, S.A.	Chile	Gundle/SLT Environmental, Inc. (0.0065%)

SCHEDULE 6

to

Guaranty and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

PATENTS

Issued U.S. Patents:

OWNER	PATENT NO.	ISSUE DATE	TITLE

GSE Lining Technology, LLC	5211428	5/18/1993	Gas Pipe Slip Boot

GSE Lining Technology, LLC	5221570	6/22/1993	Multilayered Coextruded Geomembrane

GSE Lining Technology, LLC	5288168	2/22/1994	Method and Apparatus for Lining Outdoor Fluid Containment Areas to Facilitate Electrical Leak Detection

GSE Lining Technology, LLC	5320454	6/14/1994	Method and apparatus for installing a flexible panel into a trench

GSE Lining Technology, LLC	5401552	3/28/1995	Geocomposite Liner

GSE Lining Technology, LLC	5497097	3/5/1996	Apparatus for detecting a connection between adjacent panels of a curtain wall

GSE Lining Technology, LLC	5728424	3/17/1998	Method for forming a textured surface on a geomembrane

GSE Lining Technology, LLC	5850144	12/15/1998	Method for Detecting Leaks in a Membrane

GSE Lining Technology, LLC	6054178	4/25/2000	Fabric Mesh Reinforced Monolithic Thermoplastic Membrane

GSE Lining Technology, LLC	6197398	3/6/2001	Earthen liner with clay seam cover

GSE Lining Technology, LLC	6303204	10/16/2001	Earthen liner with clay seam cover

OWNER	PATENT NO.	ISSUE DATE	TITLE

GSE Lining Technology, LLC	6802672	10/12/2004	Leachate distribution system

GSE Lining Technology, LLC	7186066	3/6/2007	Method of loading and unloading transported compressible rolls

GSE Lining Technology, LLC	7470094	12/30/2008	Geonet for a Geocomposite

GSE Lining Technology, LLC	7306414	12/11/2007	Method of loading and unloading transported compressible rolls

Pending U.S. Patent Applications:

OWNER	APPLN. SERIAL NO.	FILING DATE	TITLE

GSE Lining Technology,LLC	11/891168	8/9/2007	Geonet for a Geocomposite

GSE Lining Technology, LLC	12/468949	5/20/2009	Boot for Geosynthetic Layer

U.S. Patent Licenses:

LICENSOR	LICENSEE	PATENT NO./PENDING APPL. SERIAL NO.	ISSUE DATE/FILING DATE	TITLE

Poly-Flex, L.P.	GSE Lining Technology, Inc.	5804112	9/8/1998	Method of co-extruding a blown-film textured liner

Issued Foreign Patents:

OWNER	PATENT NO.	GRANT DATE	TITLE	COUNTRY

GSE Lining Technology, Inc.	431199	5/13/2009	System and method for forming a textured surface on a geomembrane	Austria

GSE Lining Technology, Inc.	EP 901408	5/13/2009	System and method for forming a textured surface on a geomembrane	France

GSE Lining Technology, Inc.	69739401	5/13/2009	System and method for forming a textured surface on a geomembrane	Germany

GSE Lining Technology, Inc.	EP 901408	5/13/2009	System and method for forming a textured surface on a geomembrane	Great Britain

GSE Lining Technology, Inc.	EP 901408	5/13/2009	System and method for forming a textured surface on a geomembrane	Italy

GSE Lining Technology GmbH	19925573	4/30/2003	Sealing liner	Germany

GSE Lining Technology GmbH	19718035	7/27/2000	Applying plastic particles to sheet forming roughened product	Germany

GSE Lining Technology GmbH	19640868	8/21/1997	Undercut anchoring studs formation in plastic sheet	Germany

GSE Lining Technology GmbH	10358408	10/20/2005	Joint sealing element and process to produce said element for two adjacent concrete parts in tunnel construction ...	Germany

GSE Lining Technology GmbH	29821218	3/18/1999	Plastic liner	Germany

GSE Lining Technology GmbH	409947	12/27/2002	Plastic linert	Austria

OWNER	PATENT NO.	GRANT DATE	TITLE	COUNTRY

GSE Lining Technology, Inc.	EP 1234078	12/21/2005	Earthen liner with clay seam cover	Great Britain

GSE Lining Technology, Inc.	60025034	12/21/2005	Earthen liner with clay seam cover	Germany

GSE Lining Technology, Inc.	2394628	11/22/2005	Earthen liner with clay seam cover	Canada

GSE Lining Technology, Inc.	2096204	2/25/1994	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Canada

GSE Lining Technology, Inc.	2655232	9/17/1997	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Japan

GSE Lining Technology, Inc.	EP 584469	1/3/1996	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	France

GSE Lining Technology, Inc.	69301212	1/3/1996	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Germany

GSE Lining Technology, Inc.	EP 584469	1/3/1996	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Great Britain

GSE Lining Technology, Inc.	3019300	1/3/1996	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Greece

OWNER	PATENT NO.	GRANT DATE	TITLE	COUNTRY

GSE Lining Technology, Inc.	EP 584469	1/3/1996	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Italy

GSE Lining Technology, Inc.	2083796	1/3/1996	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Spain

GSE Lining Technology, Inc.	EP 584469	1/3/1996	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Switzerland/ Liechtenstein

GSE Lining Technology, Inc.	EP 584469	1/3/1996	Method and apparatus for lining outdoor fluid containment areas to facilitate electrical leak detection	Netherlands

GSE Lining Technology GmbH	132429	1/3/1996	Polymeric sheet being rough on its two sides	Austria

GSE Lining Technology GmbH	59301304	1/3/1996	Polymeric sheet being rough on its two sides	Germany

GSE Lining Technology GmbH	EP 582134	1/3/1996	Polymeric sheet being rough on its two sides	Great Britain

GSE Lining Technology GmbH	EP 582134	1/3/1996	Polymeric sheet being rough on its two sides	Italy

GSE Lining Technology GmbH	2083806	1/3/1996	Polymeric sheet being rough on its two sides	Spain

GSE Lining Technology GmbH	EP 582134	1/3/1996	Polymeric sheet being rough on its two sides	Switzerland/ Liechtenstein

GSE Lining Technology GmbH	199210223	7/1/1993	[Same patent family as EP 582134]	Germany

OWNER	PATENT NO.	GRANT DATE	TITLE	COUNTRY

GSE Lining Technology GmbH	20319304	4/1/2004	Ground water seal for tunnel concrete lining panels has inner seal bridging gap heat welded to outer seal	Germany

Pending Foreign Patent Applications:

OWNER	APPLN. SERIAL NO.	FILING DATE	TITLE	COUNTRY

GSE Lining Technology, Inc.	PCT/US2010/0 35576	5/20/2010	Boot for Geosynthetic Layer	WIPO

GSE Lining Technology Inc.	06255739.2	11/8/2006	Geonet for a geocomposite	European Patent

GSE Lining Technology Inc.	04001770.9	1/27/2004	Leachate distribution system	European Patent

GSE Lining Technology Inc.	PA/a/2004/000 851	1/28/2004	Leachate distribution system	Mexico

GSE Lining Technology Inc.	2004114	1/30/2004	Leachate distribution system	Peru

TRADEMARKS

U.S. Trademark Registrations:

OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK

GSE Lining Technology, LLC	3561584	1/13/2009	BENTOLINER

GSE Lining Technology, LLC	3481155	8/5/2008	BIODRAIN

GSE Lining Technology, LLC	3369881	1/15/2008	BRINGING TECHNOLOGY TO THE SURFACE

GSE Lining Technology, LLC	1631615	1/15/1991	FABRI-NET

GSE Lining Technology, LLC	3380013	2/12/2008	GEOMAX

GSE Lining Technology, LLC	3376325	1/29/2008	GEOSPORT

GSE Lining Technology, LLC	2084594	7/29/2007	GSE

GSE Lining Technology, LLC	2084598	7/29/1997	GSE and Design: [Graphic]

GSE Lining Technology, LLC	3369880	1/15/2008	GSE and Design: [Graphic]

GSE Lining Technology, LLC	1665849	11/26/1991	GUNDSEAL

GSE Lining Technology, LLC	1803267	11/9/1993	GUNDWALL

OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK

GSE Lining Technology, LLC	1734847	11/24/1992	HYPERFLEX

GSE Lining Technology, LLC	3333150	11/13/2007	PERMANET

GSE Lining Technology, LLC	3376326	1/29/2008	PRODRAIN

GSE Lining Technology, LLC	3287176	8/28/2007	SANDLESS

GSE Lining Technology, LLC	2175804	7/21/1998	STUDLINER

GSE Lining Technology, LLC	3527944	11/4/2008	TRX

GSE Lining Technology, LLC	1764509	4/13/1993	ULTRAFLEX

GSE Lining Technology, LLC	3354516	12/11/2007	VERTICAL-TOHORIZONTAL DRAINAGE

Pending U.S. Applications for Registration:

OWNER	U.S. SERIAL NUMBER	FILING DATE	TRADEMARK

GSE Lining Technology, LLC	85051258	5/31/2010	GUNDSHIELD

Foreign Trademark Registrations:

OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK	COUNTRY

GSE Lining Technology, Inc	TMA509215	3/12/1999	GSE	Canada

Gundle Lining Systems, Inc.	TMA383336	4/19/1991	GUNDSEAL	Canada

Gundle Lining Systems, Inc.	TMA383076	4/12/1991	FABRI-NET	Canada

Gundle Lining Systems, Inc.	TMA371823	8/10/1990	HYPERLASTIC	Canada

GSE Lining Technology, Inc.	1082711	2/6/2009	BENTOLINER	Mexico

GSE Lining Technology, Inc.	517245	2/21/1996	GSE	Mexico

GSE Lining Technology, Inc.	2304369	8/5/2009	BENTOLINER	Argentina

GSE Lining Technology, Inc.	1836499	7/6/2001	GSE	Argentina (Renewal due 7/6/2011)

GSE Lining Technology, Inc.	822568489	1/3/2006	GSE	Brazil

GSE Lining Technology, Inc.	591704	9/5/1995	GSE	Benelux

Gundle Lining Systems, Inc.	523106	7/14/1992	GUNDLINE	Benelux

Gundle Lining Systems, Inc.	523107	7/14/1992	GUNDLE	Benelux

GSE Lining Technology, Inc.	95587202	9/7/1995	GSE	France

GSE Lining Technology, Inc.	1137816	9/9/2008	GSE	Italy

OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK	COUNTRY

GSE Lining Technology, Inc.	1988487 M7	5/27/1997	GSE	Spain

GSE Lining Technology, Inc.	2032875	10/18/1996	GSE	United Kingdom

GSE Lining Technology, Inc.	7166614	6/1/2009	BENTOLINER	Community Trademark

GSE Lining Technology, Inc.	1293588	11/24/2000	STUDLINER	Community Trademark

GSE Lining Technology, Inc.	1294198	12/19/2000	GUNDSEAL	Community Trademark

GSE Lining Technology, Inc.	480095	1/22/1999	GSE	Community Trademark

GSE Lining Technology, Inc.	671494	9/4/1995	GSE	Australia

GSE Lining Technology, Inc.	6894354	8/14/2010	BENTOLINER	China

GSE Lining Technology, Inc.	5423901	9/7/2009	GSE	China

GSE Lining Technology, Inc.	5423900	9/7/2009	GSE	China

GSE Lining Technology, Inc.	5423899	9/14/2009	GSE	China

GSE Lining Technology, Inc.	5423898	11/7/2009	GSE	China

GSE Lining Technology, Inc.	1074172	8/14/1997	GSE	China

GSE Lining Technology, Inc.	1051935	7/14/1997	GSE	China

OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK	COUNTRY

GSE Lining Technology, Inc.	2609724	12/24/1993	GUNDSEAL	Japan

Gundle Lining Systems, Inc.	2696579	9/30/1994	GUNDNET	Japan

GSE Lining Technology, Inc.	406154	6/24/1998	POLYLOCK	South Korea

GSE Lining Technology, Inc.	406155	6/24/1998	GSE	South Korea

GSE Lining Technology, Inc.	860311	9/14/2009	BENTOLINER	Chile

GSE Lining Technology, Inc.	785319	1/17/2007	GSE	Chile

GSE Lining Technology Chile S.A.	646438	10/23/2002	SL LININGS	Chile

GSE Lining Technology Chile S.A.	646439	10/23/2002	SL LININGS	Chile

GSE Lining Technology Chile S.A.	646440	10/23/2002	SL LININGS	Chile

GSE Lining Technology Chile S.A.	646441	10/23/2002	SL LININGS	Chile

GSE Lining Technology Chile S.A.	653670	1/2/2003	SL	Chile

GSE Lining Technology Chile S.A.	653671	1/2/2003	SL	Chile

GSE Lining Technology Chile S.A.	653672	1/2/2003	SL	Chile

OWNER	REGISTRATION NUMBER	REGISTRATION DATE	TRADEMARK	COUNTRY

GSE Lining Technology Chile S.A.	653673	1/2/2003	SL	Chile

GSE Lining Technology, Inc.	170289	10/30/2008	BENTOLINER	Dominican Republic

GSE Lining Technology, Inc.	100623	9/6/1995	GSE	Israel

GSE Lining Technology, Inc.	213822	7/29/2008	BENTOLINER	Israel

GSE Lining Technology, Inc.	4-0141580-000	1/27/2010	BENTOLINER	Vietnam

GSE Lining Technology, Inc.	759969	5/1/1997	GSE	Taiwan

Pending Foreign Applications for Registration:

OWNER	SERIAL NUMBER	FILING DATE	TRADEMARK	COUNTRY

GSE LINING TECHNOLOGY, INC.	1401611	6/23/2008	BENTOLINER	CANADA

GSE LINING TECHNOLOGY, INC.	1715732	7/30/2008	BENTOLINER	INDIA

Trademark Licenses:

None.

COPYRIGHTS

Registrations:

None.

Applications:

None.

Licenses:

None